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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 30, 1998 included in this Annual Report on Form 10-K of The ForeFront Group, Inc. for the year ended December 31, 1997 in the previously-filed Registration Statements of The ForeFront Group, Inc. on Form S-8 (Registration Nos. 333-07721, 333-19147 and 333-33995) and Form S-3 (Reg. No. 333-18491).



ARTHUR ANDERSEN LLP


Houston, Texas
March 17, 1998